Exhibit 1.1

FITNESS FANATICS Limited

UNDERWRITING AGREEMENT

[●], 202_

Craft Capital Management LLC

377 Oak Street, Lower Concourse,

Garden City, NY 11530

Attn: Stephen Kiront

Ladies and Gentlemen:

This underwriting agreement (this “Agreement”) constitutes the agreement between FITNESS FANATICS LIMITED, a Cayman Islands exempted company with limited liability (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereafter defined) as being subsidiaries or affiliates of the Company, the “Company”), on the one hand, and CRAFT CAPITAL MANAGEMENT LLC (the “Underwriter”), on the other hand, pursuant to which the Underwriter shall serve as the underwriter for the Company in connection with the proposed initial public offering (the “Offering”) by the Company of its Ordinary Shares (as defined below) on a “Firm Commitment” basis.

The Company proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriter an aggregate of [●] authorized but unissued Ordinary Shares (the “Firm Shares”), par value $0.000025 per share (the “Ordinary Shares”), of the Company. At the option of the Underwriter, the Company agrees, subject to the terms and conditions herein, to issue and sell to the Underwriter up to an aggregate of [●] additional Ordinary Shares (the “Option Shares”, and together with the Firm Shares, collectively, the “Underwritten Shares”).

The Company hereby confirms its agreement with the Underwriter as follows:

Section 1.	Agreement to Act as Underwriter.

(a)	Underwriting Fees/Commissions; Expenses.

(i)	Underwriting Fees/Commissions. The Company hereby agrees to pay the Underwriter a fee/commission equivalent to seven and one-half percent (7.5%) of the gross proceeds of the sale of the Underwritten Shares provided however that the Underwriter shall only be entitled to four and one-half percent (4.5%) of the gross proceeds of the sale of the Underwritten Shares to purchasers referred by the Company.

(ii)	Non-Accountable Expenses. The Company agrees that, in addition to the expenses payable pursuant to Section 1(iii) hereof, on the Closing Date (as defined below) it shall pay to the Underwriter, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Underwritten Shares.

(iii)	Expenses. Whether or not the transactions contemplated by this Agreement and the Registration Statement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the Offering, including the following:

A.	all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers;

B.	all fees and expenses in connection with filings with FINRA’s Public Offering System;

C.	all fees, disbursements, and expenses of the Company’s counsel and accountants in connection with the registration of the Underwritten Shares under the Securities Act of 1933, as amended (the “Securities Act”) and the Offering;

D.	all reasonable expenses in connection with the qualifications of the Underwritten Shares for offering and sale under state or blue-sky laws, when applicable;

E.	all fees and expenses in connection with listing the Underwritten Shares on the [●] (the “Senior Exchange”);

F.	any stock transfer taxes incurred in connection with this Agreement or the Offering;

G.	the cost and charges of any transfer agent or registrar for the Underwritten Shares;

H.	all of the Underwriter’s reasonable out-of-pocket expenses in connection with the performance of its services hereunder, with the aggregate amount not to exceed $250,000, including but not limited to:

(i)	Underwriter’s counsel’s fees and expenses up to $165,000, including $35,000 payable upon engagement of Underwriter’s counsel, $35,000 upon the filing of the Registration Statement, $5,000 on execution of the Engagement Letter and the balance on Closing Date;

(ii)	Third-party due diligence and other expenses incurred prior to completion of the Offering;

(iii)	road show, travel, platform on-boarding fees, and other reasonable out-of-pocket accountable expenses; and

(iv)	background checks on the Company’s officers, directors and major shareholders.

Prior to the date of this Agreement, the Company has paid to the Underwriter $125,000. Any advances made by the Company have been (and shall be) made for reasonably anticipated out-of-pocket accountable expenses in connection with the Offering, and any unused portion will be returned to the Company to the extent not actually incurred.

In the event that this Agreement is terminated pursuant to Section 9 hereof, or subsequent to a Material Adverse Change (as defined below), the Company will pay all documented out-of-pocket and unreimbursed expenses of the Underwriter (including but not limited to fees and disbursements of Underwriter’s counsel, expenses associated with a due diligence report and reasonable travel specified in Section 1(a)(iii)(H) hereof incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under Rule 5110 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and in any event, the aggregate amount of such expenses to be paid or reimbursed by the Company directly or indirectly to or on behalf of the Underwriter shall not exceed $250,000). Notwithstanding anything contained herein to the contrary, the Underwriter shall return to the Company any expenses previously paid, or advanced, but that which were not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

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(b)	Exclusivity. The term of the Underwriter’s exclusive engagement (the “Exclusive Term”) will be until the termination of the engagement agreement by and between the Company and the Underwriter dated June 2, 2026 (the “Engagement Letter”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(g)(4)(A), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Underwriter or its Affiliates (as defined below) to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act. If during the Exclusive Term, or within twelve (12) months after the date of termination or expiration of the Engagement Letter, the Company sells securities to investors introduced to the Company by the Underwriter or its Affiliates prior to such termination or expiration, then the Company shall pay to the Underwriter, at the time of each such sale, the compensation, set forth in Section 1(a)(i) and (ii) and Section 1(c) hereof, with respect to any such sale.

(c)	Underwriter’s Warrants. The Company hereby agrees to issue and sell to the Underwriter (and/or its designees) on the Closing Date (“Underwriter’s Warrants”) five-year warrants for the purchase of a number of the Underwritten Shares equal to seven percent (7.0%) of the number of the sum of the Underwritten Shares issued in the Offering (the “Underwriter’s Warrant Shares”), pursuant to a warrant in the form attached hereto as Exhibit A, at an initial exercise price of $ [●] (or 125% of the Per Share Price). The Underwriter’s Warrants and the Underwriter’s Warrant Shares are hereinafter collectively referred to together as the “Underwriter’s Securities” and together with the Underwritten Shares, the “Securities”). The Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrants and the Underwriter’s Warrant Shares during the one hundred eighty (180) day period after the commencement of sales in the Offering and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the commencement of sales in the Offering to anyone other than (i) an underwriter or a selected dealer in connection with the Offering, or (ii) an officer, partner, registered person or affiliate of the Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the Underwriter’s Warrants shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

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Section 2.	Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Underwriter, as of the date hereof, and as of each Closing Date and Additional Closing Date, except as set out in the Registration Statement, as follows:

(a)	Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (Registration File No. 333- ) under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder. At the time of the effective date of the Registration Statement, the Registration Statement and amendments will materially meet the requirements of Form F-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, a final prospectus included in such registration statement relating to the Offering and the underwriting thereof (the “Final Prospectus”) and has advised the Underwriter of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended on the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement as amended on the date of this Agreement is hereinafter called the “Prospectus.” All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Final Prospectus, as the case may be. The Registration Statement has been declared effective on the date hereof. The Company shall, prior to the initial Closing Date, file with the Commission a Form 8-A providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Ordinary Shares.

(b)	Assurances. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and as of the Time of Sale (as defined below), the Closing Date and any Additional Closing Date (as defined below) complied and will comply, as applicable, in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. Each of the Final Prospectus and any amendment or supplement thereto, as of its date and, in each case, at the Time of Sale, the Closing Date and any Additional Closing Date complied and will comply, as applicable, in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. Neither the Registration Statement nor any amendment thereto, at its effective time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The General Disclosure Package, at the Time of Sale and as of any Additional Closing Date, did not and will not, as applicable, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Final Prospectus nor any amendment or supplement thereto, as of its date and, in each case, as of the Closing Date or any Additional Closing Date, contained or will contain, as applicable, an untrue statement of a material fact or omitted or will omit, as applicable, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (the “Underwriter Information”). “Time of Sale” means 5 p.m., New York City time, on [●], 2026, or such other time as agreed to by the Company and the Underwriter. “General Disclosure Package” means (i) the Prospectus, (ii) any Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Sale, included on Schedule B-1, and (iii) the pricing information included on Schedule B-2 hereto, all considered together. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act) relating to the Underwritten Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Underwritten Shares or of the Offering that does not reflect the final terms, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433).All post-effective amendments to the Registration Statement reflecting facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein have been so filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no material contracts or other documents required to be described in the Prospectus (or the Final Prospectus) or filed as exhibits or schedules to the Registration Statement that have not been (or will not be) described or filed as required. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus. Except as set out on Schedule 2(b) hereto, there are no free-writing prospectuses in connection with the Offering.

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(c)	Offering Materials. The Company has delivered, or will as promptly as practicable deliver, to the Underwriter complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented (including the Final Prospectus), in such quantities and at such places as the Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to any Closing Date, any offering material in connection with the offering and sale of the Underwritten Shares other than the Prospectus, the Final Prospectus, the Registration Statement, and any Issuer General Use Free Writing Prospectus (collectively, the “Offering Materials”).

(d)	Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are described in the Offering Materials to the extent necessary. The Company owns, directly or indirectly, all of its share capital or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of share capital of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(e)	Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws, memorandum and articles of association or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Underwriter (“Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects (as such prospects are described in the Prospectus) or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Offering (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the best knowledge of the Company, no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(f)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and the Offering and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and each of the other Transaction Documents and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g)	No Conflicts. The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, memorandum and articles of association or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, which is filed as an exhibit to the Registration Statement, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (i), (ii) and (iii), such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect.

(h)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby, other than: (i) the filing with the Commission of the Final Prospectus as required by Rule 424 under the Securities Act, (ii) an application to a Senior Exchange (the “Trading Market”) for the listing of the Ordinary Shares for trading thereon in the time and manner required thereby, the approval of which shall occur prior to the Offering, and (iii) if applicable, such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(i)	Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, the other Transaction Documents to which it is a party, and the terms of the Offering as described in the Offering Materials, will be duly and validly issued, fully paid and non-assessable, and free and clear of all Liens imposed by the Company. The Company has sufficient Ordinary Shares for the issuance of the maximum number of Securities issuable pursuant to the Offering as described in the Offering Materials.

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(j)	Capitalization. The capitalization of the Company as of the date hereof is as set forth in the Offering Materials. The Company has not issued any Ordinary Shares since the date of this Agreement, other than pursuant to the Company’s equity incentive plans, if any, the issuance of Ordinary Shares to employees, directors or consultants pursuant to the Company’s equity incentive plans and pursuant to the conversion and/or exercise of any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire Ordinary Shares at any time, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive (“Ordinary Shares Equivalents”). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Offering Materials. Except as a result of the purchase and sale of the Underwritten Shares or as disclosed in the Offering Materials, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the share capital of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents or share capital of any Subsidiary. The issuance and sale of the Underwritten Shares will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person (other than the Underwriter) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no securities of the Company or any Subsidiary that have any anti-dilution or similar adjustment rights (other than adjustments for stock splits, recapitalizations, and the like) to the exercise or conversion price, have any exchange rights, or reset rights. Except as set forth in the Offering Materials, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding Ordinary Shares of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all federal and state securities laws, and none of such outstanding Ordinary Shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Underwritten Shares. Except for the operating agreement of the Company, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(k)	Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Offering Materials, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to United States generally accepted accounting principles (“GAAP”) or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any Ordinary Shares of the Company and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or incentive plans, if any. The Company does not have pending before the Commission any request for confidential treatment of information.

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(l)	Litigation. Except as disclosed in the Offering Materials, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, any of the Transaction Documents, the Offering or the Underwritten Shares or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s knowledge any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(m)	Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. To the Company’s actual knowledge, the Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)	Compliance. Except as set forth in the Offering Materials, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(o)	Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p)	Title to Assets. The Company and the Subsidiaries have legal and enforceable leases to all real property leased by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the Prospectus, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Except as disclosed in the Offering Materials, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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(q)	Patents and Trademarks. Except as disclosed in the Offering Materials, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Offering Materials and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Offering Materials, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Offering Materials, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(r)	Transactions with Affiliates and Employees. Except as set forth in the Offering Materials, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option or incentive plan of the Company.

(s)	Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the Offering Materials, the Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is taking reasonable steps to enable it to be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement. Except as set forth in the Offering Materials, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

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(t)	Certain Fees, FINRA Affiliation. Except as set forth herein and in the Offering Materials, contemplated by this Agreement, or a separate agreement regarding the Offering with a soliciting dealer in the sole discretion of the Underwriter, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Except as set forth in the Offering Documents, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriter’s compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission other than to Bancroft Capital LLC, its prior financial advisor (the “Filing Date”) or thereafter. To the Company’s knowledge, no (i) officer or director of the Company or any of its Subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its Subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriter if it becomes aware that any officer, director or stockholder of the Company or any of its Subsidiaries is or becomes an Affiliate or associated person of a FINRA member participating in the Offering.

(u)	Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Underwritten Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)	Registration Rights. Except as set forth in the Offering Materials, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)	Registration. The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement and a current prospectus relating thereto for as long as the Underwritten Shares and Underwriter’s Warrant Shares remain outstanding.

(x)	Solvency. Based on the consolidated financial condition of the Company, after giving effect to the receipt by the Company of the proceeds from the sale of the Underwritten Shares hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Offering Materials, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Offering Materials set forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments for the periods set forth therein. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the Offering Materials, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(y)	Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(z)	Accountants. ARK Pro CPA & Co. (“ARK”) is the Company’s independent registered public accounting firm. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements of the Company for the fiscal years ended December 31, 2025 and 2024.

(aa)	Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(bb)	Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement relating to the Underwritten Shares and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company met all the requirements set forth in General Instruction I of Form F-1.

(cc)	Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(dd)	Certificates. Any certificate signed by an officer of the Company and delivered to the Underwriter or to the counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

(ee)	Reliance. The Company acknowledges that the Underwriter will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(ff)	Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Materials has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(gg)	Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Offering Materials, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

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(hh)	Listing and Maintenance Requirements. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Underwritten Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Offering Materials, the Company is, and has no reason to believe that it will not, in the foreseeable future, continue to be in compliance with all such listing and maintenance requirements. The Ordinary Shares are currently eligible for electronic transfer through The Depository Trust Company (“DTC”) or another established clearing corporation and the Company is current in payment of the fees to DTC (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Underwritten Shares hereunder do not contravene the rules and regulations of a Senior Exchange.

(ii)	Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(jj)	Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Underwritten Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Underwritten Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter in connection with the Offering.

(kk)	Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(ll)	Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm)	Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or 25 percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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(nn)	U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Underwriter’s request.

(oo)	Senior Exchange Listing. The Ordinary Shares has been approved for listing on a Senior Exchange, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from the Senior Exchange, nor has the Company received any notification that the Senior Exchange is contemplating terminating such listing.

(pp)	D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and 5% shareholders immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Offering Materials, provided to the Underwriter, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

(qq)	Electronic Road Show. The Company has made available a “bona fide electronic road show” in compliance with Rule 433(d)(8)(ii) of the Securities Act such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

(rr)	Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ss)	Export and Import Laws. The Company and, to the Company’s knowledge, each of its Affiliates, and any director, officer, agent or employee of, or other person associated with or acting on behalf of the Company, has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or Proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(tt)	Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(uu)	No Fiduciary Duties. The Company acknowledges and agrees that the Underwriter’s responsibility to the Company is solely contractual in nature and that none of the Underwriter or any of its Affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its Affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriter may have financial interests in the success of the Offering that are not limited to the difference between the public offering price and the purchase price paid to the Company by the Underwriter for the Underwritten Shares and the Underwriter has no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty.

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Section 3.	Delivery and Payment.

(a)	Agreement to Sell and Purchase.

(i)	On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Shares to the Underwriter, and the Underwriter agrees to purchase the Firm Shares. The purchase price for each Firm Share shall be $[●] (the “Per Share Price”).

(ii)	The Firm Shares will be delivered by the Company to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company’s offices, or such other location as may be mutually acceptable, at 6:00 a.m. Pacific Time, on the second (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern Time, the second) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date”. If the Underwriter so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the account at DTC designated by the Underwriter.

(b)	Over-Allotment Option.

(i)	On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter the Option Shares, and the Underwriter shall have the option to purchase, in whole or in part, the Option Shares from the Company (the “Over-Allotment Option”), in each case, at a price per share equal to the Per Share Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Over-Allotment Option Per Share Price”).

(ii)	The Company and the Underwriter agree that the Underwriter may only exercise the Over-Allotment Option for the purpose of covering over-allotments made in connection with the Offering of the Firm Shares.

(iii)	The Underwriter may exercise the Over-Allotment Option at any time in whole, or from time to time in part, on or before the forty-fifth (45th) day after effective date of the Registration Statement, by giving written notice to the Company (the “Over-Allotment Exercise Notice”). Each exercise date must be at least one (1) business day after the written notice is given and may not be earlier than the Closing Date nor later than ten (10) business days after the date of such notice.

(iv)	The Over-Allotment Exercise Notice shall set forth: (A) the aggregate number of Option Shares as to which the Over-Allotment Option is being exercised; (B) the Over-Allotment Option Per Share Price; (C) the names and denominations in which the Option Shares are to be registered; and (D) the applicable Additional Closing Date (as defined below).

(v)	Payment for the Option Shares (the “Option Shares Payment”) shall be made against delivery of the Option Shares to be purchased, by wire transfer in immediately available funds to the account(s) specified by the Company to the Underwriter at least two (2) business days in advance of such payment at such other place on the same or such other date and time, as shall be mutually agreed (an “Additional Closing Date”). If the Underwriter so elects, delivery of the Option Shares may be made by credit through full fast transfer to the account at DTC designated by the Underwriter.

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Section 4.	Covenants and Agreements of the Company. The Company further covenants and agrees with the Underwriter as follows:

(a)	Registration Statement Matters. The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will advise the Underwriter promptly after they receive notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Prospectus has been filed and will furnish the Underwriter with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Underwriter, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Underwritten Shares for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its commercially reasonable efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b)	Blue Sky Compliance. The Company will cooperate with the Underwriter in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriter may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Securities. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

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(c)	Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and Offering Materials. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by Offering Materials (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Underwriter or counsel for the Underwriter, it becomes necessary to amend or supplement the Offering Materials in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Offering Materials to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Underwriter and to dealers, an appropriate amendment to the Registration Statement or supplement to the Offering Materials that is necessary in order to make the statements in the Offering Materials as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Offering Materials, as so amended or supplemented, will comply with law. Before amending or supplementing the Offering Materials, the Company will furnish the Underwriter with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Underwriter reasonably objects; the Underwriter, and its counsel shall have at least three (3) business days to review and return any comments to the Company.

(d)	Copies of any Amendments and Supplements to the Prospectus. The Company will furnish the Underwriter, without charge, during the period beginning on the date hereof and ending on the final Closing Date of the Offering, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request.

(e)	Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior consent of the Underwriter, make any offer relating to the Underwritten Shares that would constitute a Company Free Writing Prospectus (as defined below) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Underwriter expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. “Company Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the public securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the public securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(f)	Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for its Ordinary Shares for so long as the Ordinary Shares are publicly traded.

(g)	Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Underwriter an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders and the Underwriter to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

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(h)	Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i)	Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Underwriter deems necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company and the Underwriter.

(j)	No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k)	Company Lock-Up.

(i)	The Company will not, without the prior written consent of the Underwriter, from the date of execution of this Agreement and continuing for a period of 180 days from the date on which the trading of the Ordinary Shares on a Senior Exchange commences (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, change the terms of or grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, except to the Underwriter pursuant to this Agreement. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(ii)	The restrictions contained in Section 4(k)(i) hereof shall not apply to: (A) the Underwritten Shares, (B) any Ordinary Shares previously issued under incentive plans as described as outstanding in the Registration Statement and the Prospectus, (C) any options and other awards granted under an incentive plan or Ordinary Shares issued pursuant to an employee stock purchase plan, in each case, as described in the Registration Statement and the Prospectus, and (D) Ordinary Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that (x) the aggregate number of Ordinary Shares issued pursuant to clause (D) shall not exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance and sale of the Underwritten Shares pursuant to this Agreement and (y) the recipient of any such Ordinary Shares or other securities issued or granted pursuant to clause (D) during the Lock-Up Period shall enter into an agreement substantially in the form of Exhibit B hereto.

(l)	Acknowledgment. The Company acknowledges that any advice given by the Underwriter to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without such Underwriter’s prior written consent.

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(m)	Listing. The Company shall use its commercially reasonable efforts to maintain the listing of the Underwritten Shares on a Senior Exchange for five (5) years after the date of this Agreement.

(n)	Application of Net Proceeds. The Company shall apply the net proceeds from the Offering of the Underwritten Shares received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Prospectus and the Final Prospectus.

(o)	Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by Rule 158(a) under Section 11(a) of the Securities Act.

(p)	Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Underwriter) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Shares.

(q)	Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r)	Accountants. The Company shall retain an independent registered public accounting firm reasonably acceptable to the Underwriter (it being understood that ARK is an independent registered public accounting firm that is reasonably acceptable to the Underwriter), and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least five (5) years after the date of this Agreement.

(s)	FINRA. The Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the original filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(t)	Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as Board members and the overall composition of the Board comply with the Sarbanes-Oxley Act and the rules promulgated thereunder and with the listing requirements of the Senior Exchange and (ii) if applicable, at least one member of the Board qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act and the rules promulgated thereunder.

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Section 5.	Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date and Additional Closing Date, if applicable, as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)	Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received, and the Company shall have caused to be delivered to the Underwriter, a letter from ARK addressed to the Underwriter, dated as of the date hereof, in form and substance satisfactory to the Underwriter. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Prospectus, which, in the Underwriter’s sole judgment, is material and adverse and that makes it, in the Underwriter’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Underwritten Shares as contemplated by the Offering Materials.

(b)	Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter. The Final Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission in a timely fashion in accordance with the terms thereof. At or prior to each Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Underwritten Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objections to the fairness and reasonableness of the placement terms and arrangements. On the Closing Date, the Company’s Ordinary Shares shall have been approved for listing on the Senior Exchange.

(c)	Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, sale and delivery of the Underwritten Shares, shall have been completed or resolved in a manner reasonably satisfactory to the Underwriter’s counsel.

(d)	No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Underwriter’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(e)	Opinions of Counsel for the Company. The Underwriter shall have received on each Closing Date

(i)	the favorable opinion of KLJ Law Group, P.C., Company securities counsel, dated as of such Closing Date, including, without limitation, a customary negative assurance letter, addressed to the Underwriter in customary form reasonably satisfactory to the Underwriter;

(ii)	the favorable opinion of Conyers Dill & Pearman, Cayman Islands to the Company, dated as of such Closing Date addressed to the Underwriter in customary form reasonably satisfactory to the Underwriter;

(iii)	the favorable opinion of David Fong & Co., Company Hong Kong counsel, dated as of such Closing Date addressed to the Underwriter in customary form reasonably satisfactory to the Underwriter; and

(iv)	the favorable opinion of Guangdong Wesley Law Firm, Company PRC counsel, dated as of such Closing Date addressed to the Underwriter in customary form reasonably satisfactory to the Underwriter;

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(v)	the favorable opinion of Christopher & Lee Ong, Company Malaysia counsel, dated as of such Closing Date addressed to the Underwriter in customary form reasonably satisfactory to the Underwriter; and

(vi)	The Underwriter shall rely on the opinions of (i) the Company’s Cayman Islands counsel, Conyers Dill & Pearman, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation of the Company and the validity of the Securities, (ii) the Company’s Hong Kong counsel, David Fong & Co., (iii) the Company’s PRC counsel, Guangdong Wesley Law Firm China Commercial Law Firm, and the Company’s Malaysian counsel, Christopher & Lee Ong filed as Exhibits 5.2, 5.3 and 5.4 to the Registration Statement, respectively.

(f)	Officers’ Certificate. The Underwriter shall have received on each Closing Date and Additional Closing Date a certificate of the Company, dated as of such Closing Date or Additional Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Underwriter shall be satisfied that, the signers of such certificate have reviewed the Registration Statement and the Prospectus, and this Agreement and to the further effect that:

(i)	The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date or Additional Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date or Additional Closing Date, as the case may be;

(ii)	No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Underwritten Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

(iii)	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the share capital (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into Ordinary Shares of the Company) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into Ordinary Shares of the Company); (e) any dividend or distribution of any kind declared, paid or made on Ordinary Shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g)	Secretary’s Certificate. As of each Closing Date or Additional Closing Date, as the case may be, the Underwriter shall have received a certificate of the Company signed by the Secretary or by the Chief Executive Officer of the Company, dated such Closing Date or Additional Closing Date, as the case may be, certifying: (i) that the Company’s Memorandum and Articles of Association attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries’ Articles of Association, Memorandum of Association or charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board of Directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iv) the good standing of the Company and each of the Subsidiaries. The documents referred to in such certificate shall be attached to such certificate.

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(h)	Bring-down Comfort Letter. On each Closing Date or Additional Closing Date, as the case may be, the Underwriter shall have received from ARK, or such other independent registered public accounting firm engaged by the Company at such time, a letter dated as of such Closing Date or Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

(i)	Additional Documents. On or before each Closing Date or Additional Closing Date, as the case may be, the Underwriter and counsel for the Underwriter shall have received such customary information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Underwritten Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to such Closing Date or Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) hereof shall at all times be effective and shall survive such termination.

(j)	Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the share capital or long-term debt of the Company (other than as described in the Registration Statement or the Prospectus) or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Underwritten Shares or Offering as contemplated hereby.

(k)	Subsequent to the execution and delivery of this Agreement and up to each Closing Date or Additional Closing Date, as the case may be, there shall not have occurred any of the following: (i) trading in securities generally on a Senior Exchange or any Trading Market shall not have commenced, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (ii) or (iv) makes it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Underwritten Shares on the terms and in the manner contemplated by the Prospectus.

(l)	The Underwriter shall have received a lock-up agreement from each Lock-Up Party set forth on Schedule A, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Exhibit B.

(m)	No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of any Closing Date or Additional Closing Date, as the case may be, prevent the issuance or sale of the Underwritten Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date or Additional Closing Date, as the case may be, prevent the issuance or sale of the Underwritten Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

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If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter’s counsel pursuant to this Section 5 shall not be reasonably satisfactory in form and substance to the Underwriter and to Underwriter’s counsel, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the consummation of the Offering. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 6.	Payment of Company Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Underwritten Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Underwritten Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Underwritten Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Underwritten Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if reasonably requested by the Underwriter, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising any of the Underwriter of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of the Underwriter’s participation in the offering and distribution of the Underwritten Shares; (viii) the fees and expenses associated with including the Ordinary Shares on the Trading Market; and (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” as described in Section 1(a)(iii) hereof.

Section 7.	Indemnification and Contribution.

(a)	The Company agrees to indemnify, defend and hold harmless the Underwriter, its Affiliates, directors and officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or, in reliance upon and in conformity with the Underwriter Information. The indemnification obligations under this Section 7(a) are not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

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(b)	The Underwriter will indemnify, defend and hold harmless the Company, its Affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnified Party”), from and against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information, and will reimburse such Company Indemnified Party for any legal or other expenses reasonably incurred by it in connection with defending against any such loss, claim, damage, liability or action; provided, however, that the Underwriter shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or, in reliance upon and in conformity with information furnished in writing to the Underwriter by the Company. The indemnification obligations under this Section 7(b) are not exclusive and will be in addition to any liability which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

(c)	Promptly after receipt by an indemnified party under Sections 7(a) and (b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under Sections 7(a) and (b) hereof, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

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(d)	The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to Section 7(c) hereof, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)	If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Sections 7(a) and (b) hereof, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering and sale of the Underwritten Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total cash compensation received by the Underwriter provided under Section 1(a) hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7(e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Section 7(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	For purposes of this Agreement, the Underwriter confirms, and the Company acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for preparation of or inclusion in the Registration Statement or the Prospectus other than the Underwriter Information.

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Section 8.	Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Underwritten Shares sold hereunder and any termination of this Agreement. A successor to the Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9.	Termination.

(a)	This Agreement shall become effective upon the later of: (i) receipt by the Underwriter and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. The Underwriter shall have the right to terminate this Agreement at any time upon 15 days written notice to the Company, or as practical as possible prior to any Closing Date if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on a Senior Exchange has been rejected by such Senior Exchange or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the Senior Exchange or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or China or there is a declaration of a national emergency or war by the United States or China or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriter, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the Offering, sale and delivery of the Underwritten Shares on the terms and in the manner contemplated by the Registration Statement, the Offering Materials and the Prospectus.

(b)	Any notice of termination pursuant to this Section 9 shall be in writing.

(c)	If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Underwritten Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriter in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company, subject to the cap on expenses set forth in Section 1(a)(iii) hereof. To the extent that the Underwriter’s out-of-pocket expenses are less than the sums already advanced by the Company to the Underwriter (“Advances”), the Underwriter will return to the Company that portion of the Advances not offset by actual expenses.

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Section 10.

Right of First Refusal. If within the 9-month period following consummation of the Offering, the Company or any of its Subsidiaries (i) decides to finance or refinance any indebtedness using a manager or agent, the Underwriter (or any Affiliate designated by the Underwriter) shall have the right to act as sole investment banker, sole book-runner, sole placement agent and/or sole advisor, at the Underwriter’s sole discretion, with respect to such financing or refinancing; or (ii) decides to raise funds by means of an equity offering or a private placement of equity or debt securities using an underwriter or placement agent, the Underwriter (or any Affiliate designated by the Underwriter) shall have the right to act as exclusive financial advisor, sole investment banker, sole book-runner and/or sole placement agent, at the Underwriter’s sole discretion, for such financing (the “Right of First Refusal Period”). Any future transaction(s) will be done on terms to be negotiated by the parties and subject to further documentation but compensation terms shall, unless otherwise agreed by the parties, be similar to those herein. During the Right of First Refusal Period, the Underwriter, if not offering less favorable terms, shall have the sole right to determine whether any other broker dealer shall have the right to participate in any such offering and the economic terms of any such participation.

The Company shall notify the Underwriter of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by email, registered mail or overnight courier service addressed to the Underwriter If the Underwriter fails to exercise the Right of First Refusal with respect to any Subject Transaction within five (5) business days after the mailing of such written notice, then the Underwriter shall have no further claim or right with respect to the Subject Transaction. The Underwriter may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Underwriter shall not adversely affect the Underwriter’s Right of First Refusal with respect to any other Subject Transaction during the 9-month period agreed to above. If the Underwriter does not elect to exercise the Right of First Refusal and the material terms of the Subject Transaction are subsequently materially modified as to scope and nature, then the Company shall resubmit the proposed modified terms of the Subject Transaction in writing to the Underwriter, and the Underwriter shall have five (5) business days after receipt of such written notice to advise the Company of its election to participate in the proposed transaction.

The Underwriter’s Right of First Refusal is subject to the Company’s right of “termination for cause,” which shall include the Underwriter’s material failure to provide the underwriting services contemplated in this Underwriting Agreement. The Company’s exercise of its right of “termination for cause” eliminates any obligation with respect to the Right of First Refusal.

Section 11.	Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by facsimile or e-mail transmission to the parties hereto as follows:

If to the Underwriter, then to:

Craft Capital Management LLC

377 Oak Street, Lower Concourse,

Garden City, NY 11530

Attn: Stephen Kiront

Email: skiront@craftcm.com

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, NY 10036

Attn: BenjBenjamin Tan, Esq.

Email: btabbtan@srfc.law

If to the Company:

Flat 15, Block F, UG/F.

Wah Lok Industrial Centre

31-35 Shan Mei Street

Fo Tan, New Territories

Hong Kong

Attn:

Email:

With a copy (which shall not constitute notice) to:

KLJ Law Group, P.C.

1162 Egan Ave

La Puente, CA 91744

Attn: Kyle Leung, Esq

Email: kyle.leung@kljlawgroup.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

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Section 12.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and no other person will have any right or obligation hereunder.

Section 13.	Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 14.	Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Underwriter and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriter and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriter mailed by certified mail to the Underwriter address(es) shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding. This Section 14 does not apply to disputes that arise out of or relate to the Engagement Letter or any other financings or transactions of the Company other than the Offering, as defined herein, and the Parties understand and agree that any and all disputes that arise out of or relate to the Engagement Letter or any Financings or Transactions (as defined in the Engagement Letter) other than the Offering shall be governed by the law and venued in the jurisdictions set forth in Section 7 of the Engagement Letter.

Section 15.	General Provisions.

(a)	This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations solely with respect to the subject matters hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of the Engagement Letter shall remain in full force and effect. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing and signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)	The Company acknowledges that in connection with the Offering of the Underwritten Shares: (i) the Underwriter has acted at arm’s length, is not an agent of, and owes no fiduciary duties to the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the Offering of the Offered Shares.

[The remainder of this page has been intentionally left blank.]

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

FITNESS FANATICS LIMITED

By:
Name:	Wai Kit, Ng
Title:	Chief Executive Director

The foregoing Underwriting Agreement is hereby confirmed and agreed to of the date first above written.

Craft Capital Management LLC

By:
Name:	STEPHEN KIRONT
Title:	Chief Operating Officer

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Schedule A

Lock-up Party

Locked-up Parties	Ordinary Shares Beneficially Owned	Lock Up Period

29

Schedule B-1

Issuer General Use Free Writing Prospectus

30

Schedule B-2

Pricing Information

31

Exhibit A

Form of Warrant

32

Exhibit B

Form of Lock-up Agreement

[_____________], 202_

Craft Capital Management LLC

377 Oak Street, Lower Concourse,

Garden City, NY 11530

Attn: Stephen Kiront

Re: Proposed Public Offering by FITNESS FANATICS LIMITED

Ladies and Gentlemen:

The undersigned, a stockholder, director or officer of FITNESS FANATICS LIMITED, a Cayman Islands exempted company with limited liability (the “Company”), understands that Craft Capital Management LLC (the “Underwriter”) will act as an underwriter to carry out the initial public offering (the “Offering”) of the Company’s ordinary shares, $0.000025 par value per share (the “Ordinary Shares”). In recognition of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, without the prior written consent of the Underwriter, during a period of up to 6 months from the date on which the trading of the Ordinary Shares on the Senior Exchange commences (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any securities of the Company (including the issuance of Ordinary Shares upon the exercise of options) (collectively, the “Lock-Up Securities”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriter as follows, provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(1) as a bona fide gift or gifts; or

(2) to any trust or other entity for the direct or indirect benefit of, or wholly-owned by, the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(3) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares to limited partners, limited liability company members or stockholders of the undersigned; or

(4) if the undersigned is a trust, transfers to the beneficiary of such trust; or

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(5) by will, other testamentary document or intestate succession; or

(6) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; or

(7) pursuant to a trading plan established prior to the date of this Agreement pursuant to Rule 10b5-1 of the Exchange Act; or

(8) if the transactions relate to Lock-Up Securities acquired in open market transactions after the completion of the Offering; or

(9) to a charity or educational institution or other not-for-profit organization; or

(10) pursuant to a sale or surrender to the Company of any share options or shares of the Company underlying share options in order to pay the exercise price or taxes associated with the exercise of share options pursuant to an equity incentive plan of the Company which is outstanding as of the date of the registration statement in connection with the Offering, provided that such lock-up restrictions shall apply to any of the undersigned’s shares issued upon such exercise; or

(11) if the transfers or distributions are pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned understands that, if the Offering shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned shall be released from all obligations set forth herein.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned, whether or not participating in the Offering, understands that the Underwriter is proceeding with the Offering in reliance upon this lock-up agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours,

(Name - Please Print)

(Signature)

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